Exhibit 10

HIGHWOODS PROPERTIES, INC.
2020 EMPLOYEE STOCK PURCHASE PLAN

Highwoods Properties, Inc. (the "Company") hereby establishes this 2020 Employee Stock Purchase Plan (the "Plan"), to be effective upon approval by the holders of a majority of the outstanding shares of Common Stock voting at a duly authorized meeting of the Company’s stockholders, granting Eligible Employees of the Company and its Subsidiaries the opportunity to purchase Common Stock of the Company.

WHEREAS, the Company’s stockholders approved the Company’s Amended and Restated Employee Stock Purchase Plan, as amended (the “2010 Plan”), at a duly held annual meeting of stockholders on May 13, 2010; and

WHEREAS, the 2010 Plan will expire by its terms on May 13, 2020.

NOW, THEREFORE, the Company hereby establishes the Plan, the terms of which are as follows:

SECTION 1
PURPOSE

The purpose of this Plan is to give Eligible Employees of the Company and its Subsidiaries, an opportunity to acquire shares of the Company's Common Stock in order to increase their proprietary interest in the Company's success, to encourage them to remain in the employ of the Company, and to continue to promote the Company's best interests and enhance its long-term performance.

SECTION 2
DEFINITIONS

Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

(a)     "Administrator" means EQ Shareowner Services or such other third party administrator appointed by the Committee to maintain the records of the Plan and conduct such other duties as may be further described herein.

(b)     "Available Shares" means the aggregate number of shares of Common Stock which may be purchased by Eligible Employees under the Plan, as described in Section 5.

(c)     "Board" means the Board of Directors of the Company.

(d)     "Code" means the Internal Revenue Code of 1986, as amended.

(e)     "Committee" means the Compensation and Governance Committee of the Board to which the Board may delegate its powers with respect to administration of the Plan pursuant to Section 6 hereof.

(f)     "Common Stock" means shares of the common stock of the Company, $.01 par value. Common stock hereunder includes both treasury stock and stock of original issue.

(g)     "Company" means Highwoods Properties, Inc., a Maryland corporation.

(h)     "Compensation" means an Eligible Employee's regular base pay at the rate in effect on the applicable Offering Date and any annual bonus, overtime payment or sales commission, excluding any pre-tax contribution to any medical or retirement plans qualified under Section 125 or 401(k) of the Code.

(i)    "Eligible Employee" means any individual who on any Offering Date is employed by the Company or a Subsidiary on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he or she is customarily employed by the Company or a Subsidiary at least 20 hours per week and is customarily employed for more than five months per calendar year. "Eligible Employee" shall not include any person who would own, immediately after the Option was granted, stock possessing five percent or more of the total combined voting power or value of any class of stock of the Company, or any Subsidiary. For purposes of this subsection 2(i), stock ownership of an individual shall be determined under Section 424(d) of the Code, and stock that the individual may purchase under outstanding Options shall be treated as stock owned by the individual.

(j)     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k)     "Exercise Date" means any March 31, June 30, September 30 and December 31 during the term of the Plan.

(l)     "Fair Market Value" of Common Stock as of any date means the average of the closing or last prices of the Common Stock on the New York Stock Exchange or other comparable reporting system for the five consecutive trading days immediately preceding such applicable date.

(m)     "Offering Date" means any January 1, April 1, July 1 and October 1 during the term of the Plan.

(n)     "Offering Period" means the period commencing on an Offering Date hereunder and ending on the next following Exercise Date.

(o)     "Option" means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

(p)     "Option Price" means 85% of the Fair Market Value per share of Common Stock on the applicable Exercise Date.

(q)     "Plan" means this Highwoods Properties, Inc. 2020 Employee Stock Purchase Plan as set forth herein and as subsequently amended.

(r)     "Purchase Account" means the book entry account maintained by the Company or Administrator to record the funds withheld from each Eligible Employee's payroll for the purchase of Common Stock, to record the shares of Common Stock credited to each Eligible Employee under the Plan and to record dividends credited to an Eligible Employee for use in the Plan pursuant to Section 12.

(s)     "Subsidiary" or "Subsidiaries" means the corporation or corporations meeting the requirements of Section 424(f) of the Code.

SECTION 3
BASIS OF PARTICIPATION AND GRANTING OF OPTIONS

(a)     Each Eligible Employee on any Offering Date, subject to earlier termination of the Plan pursuant to subsection 14(c) hereof, ending with the last Offering Date on which shares of Common Stock are available for grant within the limitation set forth in Section 5, is granted an Option hereunder which will entitle him or her to purchase, at the Option Price per share applicable to such Offering Date, the largest number of shares of Common Stock, including any fraction of a share (computed to at least three decimal places), that may be purchased with the cash balance of the Eligible Employee’s Purchase Account.

(b)     If the number of shares of Common Stock for which Options are granted pursuant to subsection 3(a) exceeds the applicable number set forth in Section 5, then the Options granted under the applicable paragraph to all Eligible Employees shall, in a nondiscriminatory manner which shall be consistent with subsection 14(c), be reduced in proportion to their respective Compensation, and the balance of the Purchase Account of each Eligible Employee shall be returned without interest to each Eligible Employee as soon as practicable.

(c)     Payment for Common Stock purchased under the Option shall be made only by payroll deductions over a designated Offering Period and, in accordance with Section 12, the reinvestment of dividends paid in a designated Offering Period on shares credited to the Eligible Employee’s Purchase Account.

(d)     Each Option under the Plan shall be granted on the condition that (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock subject to such Option has become effective and a copy of the Prospectus has been delivered to the Eligible Employee and (ii) the shares of Common Stock issuable hereunder have been approved for listing by the New York Stock Exchange.

SECTION 4
PURCHASE ACCOUNT

Each Eligible Employee shall notify the Company, on such forms as shall be provided by the Company, at least 10 business days before the applicable Offering Date, of the percentage (in whole numbers) of Compensation which the Eligible Employee wishes to have withheld ratably from the Eligible Employee's Compensation during the Offering Period, which percentage may not be less than 1%, or more than 25%.

Each Eligible Employee shall authorize the Company and its Subsidiaries to withhold from the Eligible Employee's after-tax compensation, beginning as soon as practicable following the making of the election described in this Section 4 and continuing throughout the duration of the Offering Period unless terminated sooner under Section 7. All withheld amounts may be used by the Company for general corporate purposes. The Company or Administrator shall maintain a record of each Eligible Employee's funds in the Eligible Employee's Purchase Account. Such funds so accumulated within said

Purchase Account may be returned to an Eligible Employee or beneficiary without interest or applied toward the purchase of Common Stock only pursuant to the provisions contained in this Plan.

SECTION 5
MAXIMUM LIMITATIONS

The aggregate number of shares of Common Stock available for grant as Options pursuant to this Plan shall not exceed the sum of 500,000, subject to adjustment pursuant to Section 10 hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to subsection 3(a) expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to subsection 3(a) and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options as set forth in the first sentence of this Section.

SECTION 6
ADMINISTRATION

The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under subsection 14(c)) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in subsection 14(c)) shall be deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, correct any defect or omission or reconcile any inconsistency in the Plan, determine the terms and provisions of the Options granted hereunder, determine and change the Offering Periods, Offering Dates and Exercise Dates (except as otherwise limited herein) and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

SECTION 7
TERMS OF OPTIONS

(a)     Each Option shall, unless sooner expired pursuant to subsection 7(b) or (c), be exercised on the Exercise Date for the applicable Offering Period. Each Option not exercised during an Offering Period shall expire on the Exercise Date for the applicable Offering Period.

(b)     An Eligible Employee may at any time at least 10 business days before an Exercise Date (or such other date as may be selected by the Committee) terminate the Option in its entirety by written notice of such termination delivered in the manner set forth in subsection 14(i). Such termination shall become effective upon receipt of such notice by the Company. As soon as practical following such notice, all funds then in the Eligible Employee's Purchase Account shall be returned to the Eligible Employee without interest. Subsequent cash dividends paid on shares held in the Eligible Employee’s Purchase Account will be paid to the Eligible Employee and not retained in such Purchase Account. Such Eligible Employee may again elect to participate in payroll deductions under the Plan on the next Offering Date pursuant to Sections 3 and 4, when, in accordance with Section 12, cash dividends paid on shares held in the Eligible Employee’s Purchase Account will again be credited to such Purchase Account for use pursuant to Section 3(a).

(c)     An Option shall expire on the first to occur of the Exercise Date for the applicable Offering Period and the date that the employment of the Eligible Employee with the Company and its Subsidiaries terminates (as determined by the Board) for any reason, including death or permanent disability (as determined by the Company’s long term disability plan). In the event that the Option expires because of termination of employment, all funds and shares then on deposit in the Eligible Employee's Purchase Account shall be returned without interest to the Eligible Employee (or his or her estate or the beneficiary designated pursuant to Section 9(b)) and the Eligible Employee's Purchase Account closed.

SECTION 8
MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK

(a)     Except as provided in subsection 7(b) or (c), each Eligible Employee's Option shall be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of shares of Common Stock, including fractional shares, will be purchased by the Administrator for each Eligible Employee with the entire proceeds of each Eligible Employee's Purchase Account. The Common Stock purchased under this Section 8 may be either treasury stock or stock of original issue, in the discretion and at the direction of the Company.

(b)     Upon the written request of an Eligible Employee following any Offering Period, the Administrator shall deliver (or cause to be delivered) to such Eligible Employee: (i) a certificate for up to all of the whole shares purchased under subsection 8(a) and then retained in the Eligible Employee’s Purchase Account (as adjusted pursuant to Section 10), and (ii) the cash value of any fraction of a share (based on the Fair Market Value of the common Stock as of the date such request is delivered) remaining in such Purchase Account requested to be withdrawn. Shares to be delivered to an Eligible Employee under the Plan will be registered in the name of the Eligible Employee or, at the election of the Eligible Employee, in the name of the Eligible Employee and his or her spouse as joint tenants with rights of survivorship. Any remaining shares in such Eligible Employee's Purchase Account will continue to be credited to such Eligible Employee's Purchase Account and cash dividends paid thereon will be credited to such Purchase Account without interest in accordance with Section 12.

(c)     Subsection 8(b) notwithstanding, an Eligible Employee may not withdraw any share purchased under this Plan until the date that is twelve months from the Exercise Date on which such share was purchased, except pursuant to subsection 7(c) upon the Eligible Employee’s death, permanent disability or other termination of employment.

(d)     Subject to Section 12, an Eligible Employee may not make additional cash payments into such Eligible Employee's Purchase Account.

SECTION 9
PROHIBITION OF TRANSFER AND DESIGNATION OF BENEFICIARY

(a)     No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime.

(b)     Each Eligible Employee may file a written designation of beneficiary who is to receive any stock or cash held in the Eligible Employee’s Purchase Account in the event that such Eligible Employee dies.

SECTION 10
ADJUSTMENT PROVISIONS

The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, the Option Price per share of each Option and the number of shares in each Purchase Account may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 10 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

SECTION 11
DISSOLUTION, MERGER AND CONSOLIDATION

In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Company with any other corporation as a result of which the holders of the Common Stock of the Company in the aggregate would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Company) by the Company of a majority of the stock of a significant subsidiary of the Company or substantially all of the assets of the Company or of a significant subsidiary of the Company; (iii) the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the most recent Offering Date, more than 5% of the Company's securities, in the absence of a prior expression of approval of the Board; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, then any Option granted hereunder during the then-current Option Period shall remain exercisable until the Exercise Date of the then-current Option Period, subject to all of the terms hereof not inconsistent with this Section 11.

Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or the consummation of a merger or consolidation in which the stockholders of the Company receive less than 50% of the voting capital stock of the surviving or resulting corporation, each Option granted under the Plan shall terminate, but the Eligible Employee shall have the right, following the adoption of a plan of dissolution or liquidation or a plan of merger or consolidation and in any event prior to such dissolution, liquidation, merger or consolidation, to exercise his Option to purchase Common Stock on the Exercise Date of the then-current Offering Period, subject to all of the other terms hereof not inconsistent with this Section 11.

The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of the business or assets.

SECTION 12
DIVIDENDS AND INTEREST

(a)     During any period in which an Eligible Employee is participating in the Plan through payroll deductions, but only during such period, cash dividends paid on shares (including any fraction of a share) held in an Eligible Employee’s Purchase Account will be credited to such Eligible Employee’s Purchase Account and used in addition to such payroll deductions to purchase shares of Common Stock on the Exercise Date. Adjustments made pursuant to Section 10 will be credited to the Purchase Account of the Eligible Employee. Dividends paid in property other than cash or shares of Common Stock will be distributed to an Eligible Employee as soon as practicable. No dividends will be earned on a share in an Eligible Employee’s Purchase Account until the dividend payment for the first dividend record date that follows the purchase date of such share.

(b)     No interest will accrue on or be payable with respect to cash dividends held in an Eligible Employee’s Purchase Account.

SECTION 13
LIMITATION ON OPTIONS

Notwithstanding any other provisions of the Plan:

(a)     All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted pursuant to Section 3, shall bear a uniform relationship to the Compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

(b)     The term of said Plan shall be for a period of 10 years commencing on the effective date and ending on the 10th anniversary of such effective date unless terminated earlier by the exhaustion of the Available Shares pursuant to Section 3 or 5 or as provided in subsection 14(c).

(c)     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent that, at the time of any such exercise, the shares are being purchased only for an investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any applicable provisions of law.

SECTION 14
MISCELLANEOUS

(a)     Legal and Other Requirements. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable foreign or domestic laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act and the requirements of any stock exchange upon which the shares of Common Stock may be listed if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may include a restricted legend as the Board shall deem appropriate.

(b)     No Obligation to Exercise Options. The granting of an Option shall impose no obligation upon an Eligible Employee to exercise such Option unless such Eligible Employee affirmatively elects to purchase Common Stock through payroll withholding as described in Section 4.

(c)     Termination and Amendment of Plan. The Board may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that it may not materially and adversely affect any outstanding Option without the consent of the holder thereof.

(d)     Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(e)     Withholding Taxes. Upon the exercise of any Option under the Plan, the Company shall have the right to require the Eligible Employee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

(f)     Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Eligible Employee.

(g)     Rights as a Stockholder. No Eligible Employee shall have any right as a stockholder with respect to shares covered by an Option unless and until such Option has been exercised.

(h)     Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

(i)     Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered on the date it is personally delivered, or the date that is three business days after it is sent by registered or certified mail, postage prepaid, to the Company’s Director of Human Resources, at the Company’s principal office at 3100 Smoketree Court, Suite 600, Raleigh, NC 27604; and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or her or

(ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Subsidiary.

(j)     Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of Maryland.